Exhibit  11:  Earnings  per  share

The  following  table  reconciles  the numerators and denominators of the basic and diluted earnings per share:


                                              Three months ended August 31,       Nine Months ended August 31,
                                                 2002              2001             2002             2001
                                           ----------------  ----------------  ---------------  ---------------
 BASIC EARNINGS (LOSS) PER COMMON SHARE:
----------------------------------------
NUMERATOR
  Net income (loss)                        $      (197,554)  $      (314,394)  $     (478,286)  $      174,568

DENOMINATOR
  Weighted average number of shares
    outstanding                                  1,380,383         1,415,833        1,403,761        1,392,758
                                           --------------------------------------------------------------------

PER SHARE AMOUNTS
  Net income (loss)                        $         (0.14)  $         (0.22)  $        (0.34)  $         0.13
                                           --------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER SHARE
---------------------------------
NUMERATOR
  Net income (loss)                        $      (197,554)  $      (314,394)  $     (478,286)  $      174,568
DENOMINATOR
  Weighted average number of shares
     Outstanding                                 1,380,383         1,415,833        1,403,761        1,392,758
  Effect of dilutive securities:
  Options and warrants                                   -                 -                -           27,200
  Stock acquired with proceeds                           -                 -                -          (19,326)
                                           --------------------------------------------------------------------
  Weighted average common shares and
    assumed conversions outstanding              1,380,383         1,415,833        1,403,761        1,400,632
                                           ====================================================================
PER SHARE AMOUNTS
  Net income (loss)                        $         (0.14)  $         (0.22)  $        (0.34)  $         0.12
                                           ====================================================================


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